Exhibit 32.1.2

CERTIFICATION

I, James E. Schuster, principal executive officer of Hawker Beechcraft Notes Company (the “Company”), hereby certify that, based on my knowledge:

(1)	The Company’s Quarterly Report on Form 10-Q for the quarter ended September 28, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ James E. Schuster
James E. Schuster, Chief Executive Officer (Principal Executive Officer)

November 4, 2008